KRAUSS AND PASTERNACK

                               ADOPTION AGREEMENT

                                       FOR

                             STANDARDIZED PROTOTYPE
                      401(k) PROFIT SHARING PLAN AND TRUST
                                     PLAN O1

                                 IRS SERIAL NO.
                                    K275199a


                                 FIRST AMENDMENT
                                 ---------------
                                  January 2003


                                      o o o



                         ADOPTION AGREEMENT TO ACCOMPANY
                  KRAUSS AND PASTERNACK STANDARDIZED PROTOTYPE
               PROFIT SHARING PLAN AND TRUST WITH CASH OR DEFERRED
                    ARRANGEMENT PURSUANT TO SECTION 401(k) OF
                  THE INTERNAL REVENUE CODE OF 1986, AS AMENDED





        (C) Copyright 2002 by Krauss and Pasternack. All rights reserved.
________________________________________________________________________________
Note:    This  Adoption  Agreement is a legal  document  with  important  legal implications. Like any other legal document, it should be carefully reviewed by your attorney prior to signing.

--------------------------------------------------------------------------------

                                     PART A
                               PLAN IDENTIFICATION

1. The undersigned Employer adopts the Krauss and Pasternack Standardized 401(k) Profit Sharing Plan for those Employees who will qualify as Participants, to be known as the:

                     Nittany Bank 401(k) Profit Sharing Plan
--------------------------------------------------------------------------------
                                (Enter Plan Name)

2.   Plan Number [PN]:   001   002     002   003      004      005      006
                         ---

3.   Full Name of Each Trustee

         a.     John E. Arrington
                ---------------------------------------

         b.     Richard C. Barrickman
                ---------------------------------------

         c.     David Z. Richards, Jr.
                ---------------------------------------

4.   Trustees' Address

         a. [X] Same as employer (See below)


         b.     ---------------------------------------
                Street or Post Office Box, Apartment No.


                ---------------------------------------
                City, State, Zip



--------------------------------------------------------------------------------

                                     PART B
                              EMPLOYER INFORMATION

1.   Name of principal employer Nittany Bank

2.   Address 1276 North Atherton Street Street, Post Office Box
             --------------------------------------------------

             State College, PA 16803
             ---------------------------------------
             City, State, Zip

3.   Telephone number including area code (814) 238-5729
                                          --------------

4.   The type of entity of the employer is:
                  |_| Sole Proprietorship              |_| Partnership

                  [X] C Corporation                    |_| S Corporation

                  |_| Governmental Entity              |_| Other

                  |_| Non-profit organization exemptfrom income taxes pursuant
                      to Section 501(c) _________ of the Internal Revenue Code of 1986, as amended.

5.   Employer identification number:   25        -   1819903
                                     -----------    --------------------

6.   Name and title of principal employer contact    John E. Arrington,
                                                     Vice President
                                                  ------------------------------


                                                  ------------------------------


7.   Telephone number of principal employer contact including area code
                                                                  (814) 867-1273
                                                                  --------------

8.   Date business commenced October 26, 1998
                             ---------------------------------------------------

9.   State of incorporation or state of principal place of business Pennsylvania
                                                                    ------------

10.  EMPLOYER'S  FISCAL YEAR IS A TWELVE MONTH PERIOD ENDING ON (MONTH)
     August AND DAY 31 [OR, IS A 52/53 WEEK YEAR ENDING ON               (DAY OF
     ------         --                                     --------------
     WEEK) OF               (MONTH)].
              --------------

11.  Is employer part of a controlled group?            |_| Yes    |X] No

12.  Is employer part of an affiliated service group?   |_| Yes    [X| No

13. Names and addresses of other members of controlled group or affiliated service group included as participating employer under this Plan.

         a.
              ---------------------------------------------------------

         b.
              ---------------------------------------------------------

         c.
              ---------------------------------------------------------

         d.
              ---------------------------------------------------------

         e.
              ---------------------------------------------------------

                                     PART C
                            GENERAL PLAN INFORMATION

1. The Plan and Trust established by the Prototype Plan and Adoption Agreement is:

     a. |_| a new plan established as and from the Effective Date which is the day of
                     --------------, --------------.

     b. |X] Plan amendment and continuation of a previously established plan, which plan was originally effective on and from the
              1st day of January, 1999.  This amendment  shall be effective as
              ---        -------------
              and from the 1st day of January, 2003 .
                       ---        -------------

2. The Plan Year, which is the annual accounting period upon which the books and records of the Plan are kept, shall end each year following the Effective Date on December 31 (month and day).
                       -----------

3. Accordingly, a short Plan Year |_| shall |X] shall not be created with the establishment of the Plan. If so created, the short Plan Year shall
     commence on the    day of          ,           and close on the         day
                     --        --------  --------                    -------
      of --------, --------.

4.   The Plan Administrator shall be:

         |_| The Employer or

             Name or exact title    Krauss & Pasternack, Inc.
                                  ----------------------------------------------

             Street address         2603 East College Avenue
                                  ----------------------------------------------

             City, State, Zip       State College, PA 16801
                                  ----------------------------------------------

            Telephone, including area code (814) 2352350
                                           -------------------------------------

            Employer identification number (EIN) assigned to
            Plan Administrator     25       -     1819645
                               ------------    -------------

5. Designated agent for service of legal process shall be:

         |_| The Employer

         [X] The Plan Administrator

         |_| Name or exact title
                                 -----------------------------------------------

              Street address
                                 -----------------------------------------------

              City, State, Zip
                                 -----------------------------------------------


      Note: Service of legal process may also be made on the plan trustee.

--------------------------------------------------------------------------------

                                     PART D
                            ELIGIBILITY REQUIREMENTS

1. Definition of Employee:

          |X| Employee shall mean any employee of the employer maintaining the plan or of any other employer required to be aggregated with such employer under section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended. The term employee shall also include any leased employee deemed to be an employee of any employer described in the previous paragraph as provided in sections 414(n) or (o) of the Internal Revenue Code of 1986, as amended.

2. Age requirement to become Eligible Employee:

          |_|  None.

          |_|  201/2 (twenty years and six months).

          |X]  21

          |_|  Other                    (may not exceed age twenty-one).
                     ------------------

3. Service requirement to become Eligible Employee:

          |_|  None.

          |_|                Months (not in excess of 11) of Service.
               -------------

          |X]    90         Days (not in excess of 300) of Service.
               -------------

          |_|  One (1) Year of Service.

Note: If less than one year of service, no minimum number of Hours of Service will be required. Thus, part-time employees will become Eligible Employees after completing the time specified above.

4.   Other exclusions:

          [X|  None.

          |_| Employees whose employment is governed by a collective bargaining agreement between the Employer or a Participating Employer and "employee representatives" under which retirement benefits were the subject of good faith bargaining, whether or not such Employee is covered by any type of retirement plan as a result of such good faith bargaining. For this purpose, the term "employee representatives" does not include any organization more than half of whose members are owners, officers or executives of the Employer or a Participating Employer.

          |_| Employees who are non-resident aliens who received no earned income (within the meaning of Section 911(d)(2) of the Code) from the Employer or a Participating Employer which constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Code).

5. Hours of Service will be determined on the basis of the method selected below. Only one method may be selected. The method selected will be applied to all Employees covered under the Plan.

          [X] On the basis of actual paid hours for which an Employee is paid or entitled to payment.

          |_| On the basis of days worked. An Employee will be credited with ten (10) Hours of Service if under the Plan such Employee would be credited with at least one (1) Hour of Service during the day.

          |_| On the basis of weeks worked. An Employee will be credited with forty-five (45) Hours of Service if under the Plan such Employee would be credited with at least one (1) Hour of Service during the week.

          |_| On the basis of semi-monthly payroll periods. An Employee will be credited with ninety-five (95) Hours of Service if under the Plan such Employee would be credited with at least one (1) Hour of Service during the semi-monthly payroll period.

          |_| On the basis of months worked. An Employee will be credited with one-hundred ninety (190) Hours of Service if under the Plan such Employee would be credited with at least one (1) Hour of Service during the month.

6. Waiver of service requirement on initial effective date.

          [X] It is elected that the service requirement imposed by item 3 above be waived with respect to Employees of the Employer or a Participating Employer on the initial Effective Date of this Plan (not the effective date of any amendment thereto).

7. Date of Participation of Eligible Employee. SEE ATTACHMENT

          |_| The first day of the month coincident with or next following the date on which he met the requirements.

          |_| The earlier of the first day of the seventh month or the first day of the Plan Year coinciding with or next following the date on which he met the requirements.

          |_| The first day of the Plan Year next following the date on which he met the requirements. (Eligibility must be 1/2 Year of Service or less and age 201/2 or less.)

--------------------------------------------------------------------------------

                                     PART E
                                     VESTING

1.   The  vesting   schedule  for  elective   contributions  or  other  employer
     contributions, based on the number of Years of Service, shall be as follows:

             |_|  100% upon entering Plan.

             |_|  0 - 2 Years          0 %      |_|  0 - 4 Years         0 %
                      3 Years        100 %               5 Years       100 %

             |_|  0 - 1 Years          0 %      |_|  1 Year             25 %
                  2 Years             20 %           2 Years            50 %
                  3 Years             40 %           3 Years            75 %
                  4 Years             60 %           4 Years           100 %
                  5 Years             80 %
                  6 Years            100 %

              [X] 1 Year              20 %      |_|  0 - 2 Years         0 %
                  2 Years             40 %           3 Years            20 %
                  3 Years             60 %           4 Years            40 %
                  4 Years             80 %           5 Years            60 %
                  5 Years            100 %           6 Years            80 %
                                                     7 Years           100 %

2. The vesting schedule for employer matching contributions, based on the number of Years of Service, shall be as follows: SEE ATTACHMENT

          |_|  Full and immediate vesting.

          |_| Full vesting after (not greater than three (3)) Years of Service. No vesting prior thereto.

          |_| Vesting in the following percentage of the account balance, as a function of the Participant's Years of Service:

                  0 - 1 Years        0 %
                  2 Years           20 %
                  3 Years           40 %
                  4 Years           60 %
                  5 Years           80 %
                  6 Years          100 %

3. If the vesting schedule has been amended to a less favorable schedule, enter the pre-amended schedule below:

           [X] Vesting schedule has not been amended or amended schedule is more favorable in all years.

           |_|       Years of Service                Vesting Percentage

                     ----------------                ------------------

                     ----------------                ------------------

                     ----------------                ------------------

                     ----------------                ------------------

                     ----------------                ------------------

                     ----------------                ------------------

4. All Years of Service of the Participant shall be counted except for the exclusions noted below:

          [X] N /A - No exclusions

          |_| Service prior to the Effective Date of this Plan or a predecessor plan shall be disregarded.

          |_| Service prior to the Employee's attaining age eighteen (18) shall be disregarded.

5. Top Heavy Vesting - If the Plan becomes a Top Heavy Plan, the following vesting schedule, based on number of Years of Service, for such Plan Year and each succeeding Plan Year, whether or not the Plan is a Top Heavy Plan, shall apply and shall be treated as a Plan amendment pursuant to this Plan. Once effective, this schedule will also apply to any contributions made prior to the effective date of Code Section 416 and/or before the Plan became a Top Heavy Plan.
     SEE ATTACHMENT

          |_|  Full and immediate vesting.

          |_| Full vesting after (not greater than three (3)) Years of Service. No vesting prior thereto.

          |_| Vesting in the following percentage of the account balance, as a function of the Participant's Years of Service:

               0 - 1 Years        0%
               2 Years           20 %
               3 Years           40 %
               4 Years           60 %
               5 Years           80 %
               6 Years          100 %

     Note: This section does not apply to the Account balances of any Participant who does not have an Hour of Service after the Plan has initially become top heavy. Such Participant's Account balance attributable to Employer contributions and Forfeitures will be determined without regard to this section.

6.   This Plan will recognize service with predecessor Employer.

              [X] No

              |_| Yes: Years of Service with              will be recognized for
                                             ------------
                  the purpose of this Plan.

--------------------------------------------------------------------------------

                                     PART F
                                  COMPENSATION

1. Compensation with respect to any Participant means:

             |_|  "415 Compensation."

             |X|  Compensation reportable as wages on Form W-2.

2. Compensation shall be:

             |X|  Actually paid (Cash Basis).

3. The limitation year, and the period upon which compensation will be based for testing purposes, shall be:

             [X] The Plan Year.

             |_| The Fiscal Year coinciding with or ending with the Plan Year.

             |_| The Calendar Year coinciding with or ending with the Plan Year.

4. Compensation shall exclude:

             [X]  N/A - No exclusions.

             |_| Moving expenses, expense reimbursements under a non-accountable plan and other similar expense reimbursements that due to their unaccountable nature are included on form W-2.

5. Compensation for the year in which a Participant's participation commenced:

             |_|  shall  include  the  period  employed  by  the  Employer  or a
                  Participating   Employer   prior   to  the   date   that   his
                  participation commenced.

             |X]  shall be determined only from his date of participation.

6. Compensation shall be determined:

             |_| Exclusive of amounts excluded from gross income pursuant to Sections 125, 132(f)(4), 402(e)(3), 402(h)(1)(B) and 403(b) of
                  the Internal Revenue Code of 1986, as amended.

             [X] Inclusive of amounts excluded from gross income pursuant to Sections 125, 132(f)(4), 402(e)(3), 402(h)(1)(B) and 403(b) of
                  the Internal Revenue Code of 1986, as amended.


--------------------------------------------------------------------------------

                                     PART G
                             ELECTIVE CONTRIBUTIONS

1. The Minimum elective deferral permitted, as a percent of compensation or dollar amount, shall be:

             |_|  N/A - No minimum.

                         2             %
             [X]  ---------------------

             |_|               dollars
                  -----------

2. The maximum elective deferral permitted shall be:

              [X]     15      %
                  ------------

             |_| The maximum percentage that does not exceed the limits of Sections 402(g) of the Internal Revenue Code of 1986, as amended.

3. A person eligible to make a salary reduction election may make such election:

             |_|  At any time while being so eligible.

             |X] At the time that the Participant first becomes so eligible, and if not then elected, on the first day of each calendar quarter.

             |_| At the time that the Participant first becomes so eligible, then on the first day of each Plan Year while eligible, and on the first day of the seventh (7th) month of each Plan Year while eligible.

4. The Participant's elected salary reduction percentage may be modified by him:

             |_|  At any time, as frequently as desired.

             |X]  No more frequently than once per calendar quarter.

             |_| Once per calendar quarter to be effective on the first business day of the next calendar quarter.

             |_| At any time, but not more than two (2) changes may be made in any one Plan Year.

5.   A Participant's investment election may be modified by him:

             |_|  N/A participants do not direct investments.

             |_|  At any time, as frequently as desired.

             |X]  No more frequently than once per calendar quarter.

             |_| Once per calendar quarter to be effective on the first business day of the next calendar quarter.

             |_| At any time, but not more than two (2) changes may be made in any one Plan Year.

6. Shall a participant be permitted to include within his election cash bonuses paid within seventy-five (75) days after the end of the Plan Year?

             |_|  Yes        |X]  No

--------------------------------------------------------------------------------

                                     PART H
                        EMPLOYER'S MATCHING CONTRIBUTIONS

1. The Employer's  matching  contributions  shall be determined as follows:
   SEE ATTACHMENT

             |_|  N/A. There will be no matching contributions.

             |_| The Employer will make matching contributions equal to __ % (e.g. 50%) of the Participant's salary reductions.

             |_| The Employer will make matching contributions equal to the sum of __%, (the "Base Match Percentage") of the portion of the Participant's salary reduction which does not exceed __% of the Participant's Compensation plus % (the "Secondary Match Percentage") of the portion of the Participant's salary reduction which exceeds that percentage of the Participant's Compensation, but does not exceed __% of the Participant's Compensation.

                  Note:   The  percentage   elected  for  the  Secondary   Match
                  Percentage may not exceed the percentage elected for the Base Match Percentage.

             |_| The Employer may make matching contributions equal to a discretionary percentage, to be determined by the Employer, of the Participant's salary reductions.

2.   May  Employer  matching   contributions  be  used  as  Qualified   Matching
     contributions?

             [X]  Yes, to meet the Actual Deferral Percentage Test.

             |_|  No

--------------------------------------------------------------------------------

                                     PART I
                          OTHER EMPLOYER CONTRIBUTIONS

1. Discretionary Employer profit sharing contributions other than matching contributions or qualified non-elective contributions;

             |_|  shall not be permitted.

             |_|  shall  be  limited  to  the   Employer's  or   Participating
                  Employer's (as the case may be) then current or accumulated net profits.

             |X] Shall be made in the discretion of the Employer without regard to the Employer's (or any Participating Employer's) then current or accumulated net profits, as permitted by Section 401(a)(27)(A) of the Code, provided however, in connection with the election of such potion, the Employer hereby designates this Plan as a profit sharing plan and not a money purchase pension plan, in accordance with Section 401(a)(27)(B).

2.   The  method  of  allocation  of  Employer   discretionary   profit  sharing
     contributions other than matching contributions or qualified non-elective contributions.

             |X] Such discretionary contributions shall be allocated in the same ratio as each Participant's Compensation bears to the total of such Compensation of all Participants eligible to share in the allocation.

             |_| Such discretionary contributions shall be allocated in an amount equal to 5.7% of the sum of each Participant's Compensation plus Excess Compensation. However, if the Employer does not contribute a sufficient total contribution to apply the previous sentence, each Participant will be allocated a share of the contribution in the same proportion that his Compensation plus his Excess Compensation for the Plan Year bears to the total Compensation plus the total Excess Compensation of all Participants for eligible to share in the allocation for that Plan Year. Second, the balance of the contribution, if any will be allocated in the same proportion that each Participant's Compensation bears to the total Compensation of all Participant's eligible to share in the allocation for that Plan Year.

             |_| Such discretionary contributions shall be allocated in the same manner described above, except that "Excess Compensation" shall be defined as each Participant's Compensation in excess of _________% (more than 80% and less than 100%) the taxable wage base and 5.4% shall be used instead of the 5.7% shown above.

             |_| Such discretionary contributions shall be allocated in the same manner described above, except that "Excess Compensation" shall be defined as each Participant's Compensation in excess of ________% (not less than 20% nor more then 80%) of the taxable wage base and 4.3% shall be used instead of 5.4 shown above.

3. Qualified Non-Elective Contributions will;

             |X]  Not be permitted.

             |_|  Be permitted in the discretion of the Employer.

|_| Be made to the extent needed to pass the Actual Deferral Percentage Test for the Plan Year.

4. Participant's who shall be included in the allocation for the Plan Year shall be those who:

             |X| Either complete more than five-hundred (500) Hours of Service during the Plan Year or are employed on the last day of the Plan Year.

5. Forfeitures:

             |X] shall reduce the otherwise determined Employer Contribution for the Plan Year.

             |_| shall be allocated to the Participants in proportion to their Compensation for the Plan Year.


                                     PART J
                           SAFE HARBOR CODA PROVISIONS

1. |_| If checked, the Safe Harbor CODA provisions of Section 4.16 of the Plan Document apply.

2. ADP Test Safe Harbor Contributions

     In lieu of Basic Matching Contributions, the employer will make the following contributions for the Plan Year [Select Either or Both]:

     |_| Enhanced Matching Contributions

         The employer will make Matching Contributions to the account of each Eligible Employee in an amount equal to the sum of:

          i. The employee's Elective Deferrals that do not exceed _______ percent of the employee's Compensation for the Plan Year plus

         ii. __ percent of the employee's Elective Deferrals that exceed __ percent of the employee's Compensation for the Plan Year and that do not exceed __ percent of the employee's Compensation for the Plan Year.

         [In the blank in (i) and the second blank in (ii), insert a number that is 3 or greater but not greater than 6. The first and last blanks in
         (ii) must be completed so that, at any rate of elective deferrals, the matching contribution is at least equal to the matching contribution receivable if the employer were making basic matching contributions, but the rate of match cannot increase as deferrals increase. For example if "4" is inserted in the blank in (i), (ii) need not be completed.]

     |_| Safe Harbor Nonelective Contributions

         The employer will make a Safe Harbor Nonelective Contribution to the account of each Eligible Employee in an amount equal to 3 percent of the employee's Compensation for the Plan Year, unless the employer inserts a greater percentage here .

3.   ACP Test Safe Harbor Matching Contributions

     [No additional contributions are required in order to satisfy the requirements for a Safe Harbor CODA. However, if the employer desires to make matching contributions other than basic or enhanced matching contributions, then complete the following.]

     For the Plan Year, the employer will make ACP Test Safe Harbor Matching Contributions to the account of each Eligible Employee in the amount of [Elect One]:

     |_| a. ___ percent of the employee's Elective Deferrals that do not exceed 6 percent of the employee's Compensation for the Plan Year.

     |_| b. ___ percent of the employee's Elective Deferrals that do not exceed ___ percent of the employee's Compensation for the Plan Year plus
          ___ percent of the employee's Elective Deferrals thereafter, but no Matching Contributions will be made on Elective Deferrals that exceed 6 percent of Compensation. [The number inserted in the third blank cannot exceed the number inserted in the first blank.]

     |_| c. the employee's Elective Deferrals that do not exceed a percentage of the employee's Compensation for the Plan Year. Such percentage is determined by the employer for the year but in no event can exceed 4 percent of the employee's Compensation. Vesting of ACP Test Safe Harbor Matching Contributions

         ACP  Test  Safe  Harbor  Matching   Contributions  will  be  vested  in
accordance with the following schedule if not top heavy:

             |_|  100% upon entering Plan.

             |_|  0 - 2 Years         0 %       |_|  0 - 4 Years            0 %
                      3 Years       100 %                5 Years          100 %

             |_|  0 - 1 Years         0 %       |_|  1 Year                25 %
                  2 Years            20 %            2 Years               50 %
                  3 Years            40 %            3 Years               75 %
                  4 Years            60 %            4 Years              100 %
                  5 Years            80 %
                  6 Years           100 %
             |_|  1 Year             20 %        |_|  0 - 2 Years           0 %
                  2 Years            40 %             3 Years              20 %
                  3 Years            60 %             4 Years              40 %
                  4 Years            80 %             5 Years              60 %
                  5 Years           100 %             6 Years              80 %
                                                      7 Years             100 %

         ACP  Test  Safe  Harbor  Matching   Contributions  will  be  vested  in
accordance with the following schedule if top heavy:

             |_|  100% upon entering Plan.

             |_|  0 - 2 Years          0 %
                      3 Years        100 %

             |_|  0 - 1 Years         0 %
                  2 Years            20 %
                  3 Years            40 %
                  4 Years            60 %
                  5 Years            80 %
                  6 Years           100 %

--------------------------------------------------------------------------------

                                     PART K
                                RETIREMENT DATES

1. A Participant's Normal Retirement Age shall be:

             |X] The date that the  Participant  attains his 65th (not  greater than sixty-fifth) birthday.

             |_| The latter of the date that the  Participant  attains his (not greater than sixty-fifth) birthday and the (not greater than fifth) anniversary of the date that his participation in the Plan commenced.

2. A Participant's Normal Retirement Date will be:

            |X] The date that the Participant attains his Normal Retirement Age.

            |_| The first day of the month  coincident  with or next following the date that the  Participant  attains his Normal  Retirement
                Age.

             |_| The first day of the Plan Year in which the Participant attains his Normal Retirement Age.


3. A Participant's Early Retirement Date will be:

             |_| N/A. No early retirement provisions desired.

             |X] The first  day of the  month  after  both  attaining  his 55th birthday and completing 6 Years of Service.

             |_| The day that the  Participant  both  attains his  birthday and completes Years of Service.


--------------------------------------------------------------------------------

                                     PART L
                           PARTICIPANTS' CONTRIBUTIONS

1. Participants' (post tax) contributions:

             |X] Shall not be permitted.

             |_| Shall be permitted up to             % of his Compensation.
                                           ------------

2. If Participants' post tax contributions shall be permitted:

             |_| Recharacterization of salary reduction contributions shall also be permitted.

             |_| Recharacterization of salary reduction  contributions shall not be permitted.

3. A person eligible to make (post tax) contributions:

             |_| May elect to make such contributions at any time while being so eligible.

             |_| May elect to make such contributions at the time that he first becomes eligible to do so, and, if not then elected, may elect to make such contributions on the first day of each calendar quarter thereafter.

4. Any election to make (post tax) contributions may be modified by him:

             |_| At any time, as frequently as desired.

             |_| No more frequently than once per calendar quarter.

               |_| To be effective on the first business day of each calendar quarter.

               |_| At any time, but not more than two (2) such changes may be made in any one Plan Year.


--------------------------------------------------------------------------------

                                     PART M
                          ALLOCATIONS AND DISTRIBUTIONS

1. Distributions upon termination of employment prior to retirement may be made:

               |X] If the Participant so elects, as soon as practical after his termination of employment.

               |_| If the Participant so elects, at any time after sustaining a Break-in-Service.

               |_| If the Participant so elects, at any time after reaching his Early Retirement Date.

               |_| Distributions (subject to the minimum distribution rules) will be made after the later of the Participant's termination of employment and his attaining his Normal Retirement Date.

2. The form of distribution permitted are:

               |X]  Lump sums only.

               |_|  Lump sums and period certain installment.

               |_|  Lump sums, period certain installments and life annuities.

               AND, pursuant to Plan Section 6.13,

               |X]  No annuities are allowed (avoids Joint and Survivor rules).

               |_|  Annuities are allowed.

3. Distributions upon death will:

               |_|  Be  made   within   five  (5)   years   of  death   for  all
                    beneficiaries.

               |_| Begin within one (1) year of death for a designated beneficiary and be payable over the life (or over a period not exceeding the life expectancy) of such beneficiary, except that if the beneficiary is the Participant's spouse, begin within the time the Participant would have attained age 701/2.

               |X] Be made pursuant to the election of the Participant or beneficiary.

4. Life expectancies for minimum distribution required:

               |_|  Shall  be  recalculated  for  the  Participant   and/or  his
                    beneficiaries only if he or his beneficiaries so elect.

               |X]  Shall not be recalculated.

               |_| Shall be recalculated for the Participant but shall not be recalculated for his beneficiaries.

5. For limitation years beginning before January 1, 2000, the combined limitation on contributions provided by Section 415(c) of the Code shall be computed as follows for any Participant who is or was covered under any other qualified defined contribution plan maintained by the Employer, or a Participating Employer, other than a master or prototype plan, including a welfare benefit fund (in accordance with Section 419(e) of the Code) or an individual medical account (in accordance with Section 415 (b)(2) of the Code), under which amounts are treated as annual additions to any person who is also a Participant.

               |X]  N/A. No such other plans exist.

               |_| The provisions of this Plan regarding maximum benefits or contributions (in accordance with Section 415 of the Code) shall be applied as though such other plans were also master or prototype plans.

--------------------------------------------------------------------------------

                                     PART N
                              TOP HEAVY PROVISIONS

1. When a Non-Key Employee is a Participant in this Plan and a Defined Benefit Plan maintained by the Employer, indicate which method will be utilized to avoid duplication of top heavy minimum benefits.

               |X]  The Employer does not maintain a Defined Benefit Plan.

               |_| A minimum, non-integrated contribution of five percent (5%) of Compensation will be provided in this Plan.

               |_| A minimum, non-integrated contribution of seven and one-half percent (7.5%) of each Non-Key Employee's total Compensation will be in this Plan.

2. The present value of the accrued benefit for Top Heavy purposes where the Employer maintains a Defined Benefit Plan in addition to this Plan, will be based on:

               |X]  N/A. The Employer does not maintain a Defined Benefit Plan.

               |_|  Interest rate of            %.
                                     ----------
               |_|  Mortality based upon the                   mortality table.
                                           -----------------

3. When a Non-Key employee is a Participant in this Plan and any other defined contribution plan maintained by the Employer or a Participating Employer:

               |X] N/A. Neither the Employer nor any Participating Employer maintains any other defined contribution plan.

               |_| A minimum, non-integrated contribution of three percent (3%) of Compensation shall be provided from a defined contribution plan subject to a funding standard account (pursuant to Section 412 of the Code) maintained by the Employer or a Participating Employer.

               |_| A minimum, non-integrated, contribution of three percent (3%) of Compensation will be provided from this Plan in accordance with the provisions.

4. For purposes of determining Top Heavy Status, a Highly Compensated Active Employee will be defined as an Employee who:

               |X] was a 5 percent owner (as defined in Section 416(i)(l) of the Code) of the employer at any time during the current or the preceding plan year.

               |X]  for the preceding year

                    (i) had compensation from the employer in excess of $80,000 (as adjusted by the Secretary pursuant to Section 415(d) of the Code, except that the base period shall be the calendar quarter ending September 30, 1996), and

                    (ii) if the employer  elects the  application of this clause for such preceding year, was in the Top-Paid Group of Employees for such preceding year.


--------------------------------------------------------------------------------

                                     PART O
                                  MISCELLANEOUS

1. Loans to Participants:

               |_| Will be permitted up to the limit permitted by Section 72(p) of the Code.

               |X]  Will not be permitted.

               |_|  Shall be permitted only for financial hardship or necessity.

2. If permitted, loans to participants:

               |X]  N/A. Loans are not permitted.

               |_|  Shall be accounted for as a directed investment.

               |_|  Shall be subject to a minimum of $500 per loan.

               |_|  Shall be subject to a minimum of $1,000 per loan.


3. Participant directed investment accounts:

               |_|  Shall not be permitted.

               |X]  Shall be permitted with respect to all Participant accounts.

               |_| Shall be permitted to the extent of the vested portion of the Participant's accounts.

4. Transfers from Qualified Plans.

               |X] Yes, transfers from qualified plans (and rollovers) will be allowed.

               |_| No, transfers from qualified plans (and rollovers) will not be allowed.

               AND, if transfers are allowed, transfers will be permitted.

               |X]  From any Employee, even if not a Participant.

               |_|  From Participants only.

5. Hardship distributions:

               |X]  Are allowed to the extent permitted by law.

               |_|  Are not permitted under the Plan.

6. Pre-retirement distributions (other than for hardship):

               |X]  Are not permitted.

               |_| May be elected by the Participant with respect to the amount which he is then fully vested at any time after the Participant has attained age fifty-nine and one-half (59 1/2).

7. This Plan is part of a formal paired plan and is paired with:

               |X]  N/A. This Plan is not part of a paired plan.

               |_|
                    ------------------------------------------------------------
                  Name of plan with which this Plan is paired. May only be paired with Krauss and Pasternack Plans number 02 or 03.

         The adopting employer may rely on an opinion letter issued by the Internal Revenue Service as evidence that the plan is qualified under section 401 of the Internal Revenue Code except to the extent provided in Rev. Proc. 2000-20, 2000-6 I.R.B. 553 and Announcement 2001-77, 2001-30 I.R.B.



         An employer who has ever maintained or who later adopts any plan (including a welfare benefit fund, as defined in section 419(e) of the Code, which provides post-retirement medical benefits allocated to separate accounts for key employees, as defined in section 419A(d)(3) of the Code, or an individual medical account, as defined in section 415 (1)(2) of the Code) in addition to this Plan may not rely on the opinion letter issued by the Internal Revenue Service with respect to the requirements of sections 415 and 416.

         If the employer who adopts or maintains multiple plans wishes to obtain reliance with respect to the requirements of sections 415 and 416, application for a determination letter must be made to Employee Plans Determinations of the Internal Revenue Service.

         The employer may not rely on the opinion letter in certain other circumstances, which are specified in the opinion letter issued with respect to the plan or in Revenue Procedure 2000-20 and Announcement 2001-77.

         This adoption agreement may be used only in conjunction with basic plan document #01.

         In order to be kept informed of amendments to this regional prototype plan, you must register your adoption of the Plan with Krauss and Pasternack, 2603 East College Avenue, State College, Pennsylvania 16801 (814) 235-2350.

     IN WITNESS WHEREOF, the Employer, all Participating Employees and the Trustees, have caused this Plan to be executed this 1st day of January, 2003 in
                                                     ---        -------------
the city or town of State College and the State of  Pennsylvania
                    -------------                   ------------



EMPLOYER

Nittany Bank
--------------------------------------             -----------------------------
Name of Employer                                              Trustee

By:
--------------------------------------             -----------------------------
         Signature                                            Trustee

   Vice President
--------------------------------------             -----------------------------
         Title                                                Trustee



PARTICIPATING EMPLOYERS


--------------------------------------            ------------------------------
Name of Participating Employer                    Name of Participating Employer

By:                                               By:
    ----------------------------------                --------------------------
Signature                                                     Signature


--------------------------------------             -----------------------------
         Title                                                Title


--------------------------------------            ------------------------------
Name of Participating Employer                    Name of Participating Employer

By:                                                By:
    ----------------------------------                --------------------------
Signature                                                     Signature


--------------------------------------             -----------------------------
         Title                                                Title


--------------------------------------------------------------------------------
CAUTION: The failure to properly fill out this Adoption Agreement may result in disqualification of the Plan.
--------------------------------------------------------------------------------